Exhibit 32

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



R. Miles Ledgerwood, President and Chief Executive Officer, and Norma J. Clute, Chief Financial Officer and Treasurer of Alamogordo Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ended December 31, 2003 and that to the best of his or her knowledge:

         (1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

         (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002

A signed original of this written statement required by Section 906 has been provided to Alamogordo Financial Corp. and will be retained by Alamogordo Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

February 12, 2004                          /s/ R. Miles Ledgerwood
---------------------                      -------------------------------------
Date                                       R. Miles Ledgerwood
                                           President and Chief Executive Officer


February 12, 2004                          /s/ Norma J. Clute
---------------------                      -------------------------------------
Date                                       Norma J. Clute
                                           Chief Financial Officer and Treasurer